Exhibit 99.1

         Alliance Laundry Holdings LLC Reports 1st Quarter 2004 Earnings

     RIPON, Wis.--(BUSINESS WIRE)--May 7, 2004--Alliance Laundry Holdings LLC announced today results for the quarter ended March 31, 2004.
     Net revenues for the quarter ended March 31, 2004 increased $5.2 million, or 8.5%, to $66.3 million compared to $61.1 million for the quarter ended March 31, 2003. Net income for the first quarter of 2004 increased $3.0 million to $4.2 million as compared to $1.2 million for the same period in 2003. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(a) for the first quarter of 2004 was $13.5 million compared with EBITDA of $11.2 million for the first quarter of 2003.
     The overall net revenue increase of $5.2 million was primarily attributable to higher commercial laundry revenue of $5.0 million and service parts revenue of $0.2 million. The increase in net income of $3.0 million for the first quarter of 2004 was primarily attributable to higher gross profit of $3.7 and lower interest expense of $0.6 million partially offset by higher sales and marketing expenses of $0.4 million and $0.7 million of costs incurred in the first quarter of 2004 related to a proposed initial public offering of Income Deposit Securities.
     In announcing the Company's results today, Chairman and CEO Thomas F. L'Esperance said, "We are extremely pleased with our year over year top line revenue growth of 8.5% for the first quarter of 2004. Leading the way for the quarter was higher international equipment revenue of $2.7 million and higher North American equipment revenue of $1.3 million."
     "During the first quarter of 2004 we have paid down $5.1 million on long-term debt. We will continue to focus on strong top line performance in 2004 to help offset higher medical and material costs," said L'Esperance.

     Alliance Laundry Holdings LLC, headquartered in Ripon, Wisconsin, is a leading manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners worldwide. The Company offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company's products are sold under four well known brand names: Speed Queen, UniMac, Huebsch and Ajax.

     (a) Non-GAAP Financial Measures

     In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), which is a non-GAAP measure. We believe that EBITDA is useful as a means to evaluate our ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA, adjusted for certain non-cash items and as defined in our Senior Credit Facility, is also used to determine our compliance with key financial covenants under our Senior Credit Facility, which among other things, impacts the amount of indebtedness we are permitted to incur. Our use of EBITDA, however, should not be considered an alternative to measures of operating performance as determined in accordance with GAAP, including net income as a measure of our operating results and cash flows as a measure of our liquidity. Other companies may define EBITDA differently. A reconciliation of EBITDA to net income is provided under the heading Selected Financial Data of this press release.

     Safe Harbor for Forward-Looking Statements

     With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including, without limitation, statements that include the words "continue" and "strong" or similar expressions and statements relating to growth or performance objectives. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of the Company's products abroad; market acceptance of new and enhanced versions of the Company's products; the impact of substantial leverage and debt service on the Company and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003.

     Financial information for Alliance Laundry Holdings LLC appears on the next three pages, followed by management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2004.


                          ALLIANCE LAUNDRY HOLDINGS LLC
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                 (in thousands)

                                              March 31,   December 31,
                                             -------------------------
                                                 2004         2003
                                             ------------ ------------
                    Assets
 Current assets:
    Cash                                          $9,230       $7,937
    Accounts receivable, net                       7,549        9,157
    Inventories, net                              32,333       26,215
    Beneficial interests in securitized
     accounts receivable                          16,221       16,789
    Prepaid expenses and other                     1,659          898
                                             ------------ ------------
      Total current assets                        66,992       60,996

 Notes receivable, net                             6,411        8,161
 Property, plant and equipment, net               32,654       34,035
 Goodwill, net                                    55,414       55,414
 Beneficial interests in securitized
  financial assets                                22,691       22,676
 Debt issuance costs, net                          7,154        7,636
 Other assets                                      1,926        1,721
                                             ------------ ------------
      Total assets                              $193,242     $190,639
                                             ============ ============

       Liabilities and Members' Deficit
 Current liabilities:
    Current portion of long-term debt            $12,156      $11,270
    Revolving credit facility                          -            -
    Accounts payable                               9,821       11,279
    Other current liabilities                     22,618       20,428
                                             ------------ ------------
      Total current liabilities                   44,595       42,977

 Long-term debt:
    Senior credit facility                       140,091      145,975
    Senior subordinated notes                    110,000      110,000
    Junior subordinated note                      25,189       24,171
    Other long-term debt                             720          783

 Other long-term liabilities                       7,335        6,491
 Mandatorily redeemable preferred interests        6,000            -
                                             ------------ ------------
      Total liabilities                          333,930      330,397

 Commitments and contingencies
 Mandatorily redeemable preferred interests            -        6,000
 Members' deficit                               (140,688)    (145,758)
                                             ------------ ------------
    Total liabilities and members' deficit      $193,242     $190,639
                                             ============ ============


                          ALLIANCE LAUNDRY HOLDINGS LLC
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                                 (in thousands)

                                                Three Months Ended
                                             -------------------------
                                              March 31,    March 31,
                                                 2004         2003
                                             ------------ ------------

Net revenues:
  Commercial laundry                             $56,308      $51,329
  Service parts                                    9,972        9,780
                                             ------------ ------------
                                                  66,280       61,109

Cost of sales                                     45,521       44,022
                                             ------------ ------------
Gross profit                                      20,759       17,087

Selling, general and administrative expense        8,619        8,217
Offering related expenses                            728            -
                                             ------------ ------------
Total operating expense                            9,347        8,217
                                             ------------ ------------
    Operating income                              11,412        8,870

Interest expense                                   7,110        7,685
Other income (expense), net                          (34)           -
                                             ------------ ------------
    Income before taxes                            4,268        1,185
Provision for income taxes                            49            -
                                             ------------ ------------
    Net income                                    $4,219       $1,185
                                             ============ ============


                             SELECTED FINANCIAL DATA
                                   (unaudited)
                                 (in thousands)

                                                 Three Months Ended
                                             -------------------------
                                               March 31,    March 31,
                                                 2004         2003
                                             ------------ ------------
 Cash flow data:
 Net cash provided by (used in) operating
  activities                                      $7,052        $(503)
 Net cash used in investing activities              (698)      (1,134)
 Net cash used in financing activities            (5,061)      (3,027)

 Other data:
 EBITDA(1)                                       $13,482      $11,166
 Capital expenditures                                698        1,134


 Reconciliation: EBITDA
 Net income (2)                                   $4,219       $1,185
 Provision for income taxes                           49            -
                                             ------------ ------------
 Income before income taxes                        4,268        1,185

 Adjustments:
   Interest expense                                7,110        7,685
   Depreciation and amortization                   2,587        2,807
   Non-cash interest expense included in
    amortization above                              (483)        (511)
                                             ------------ ------------
 EBITDA(1)                                       $13,482      $11,166
                                             ============ ============

(1) "EBITDA", as presented, represents income before taxes plus depreciation, amortization and interest expense.
(2) Subsequent to the consummation of the Recapitalization, we are not a federal income tax paying entity.

     Management's Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2004

     OVERVIEW

     We believe we are the leading designer, manufacturer and marketer of stand-alone commercial laundry equipment in North America and that we are similarly a leader worldwide. Under the well-known brand names of Speed Queen(R), UniMac(R), Huebsch(R), and Ajax(R), we produce a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds as well as presses and finishing equipment. Our commercial products are sold to four distinct customer groups: (i) laundromats; (ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; (iii) on-premise laundries, consisting primarily of in-house laundry facilities of hotels, hospitals, nursing homes and prisons and (iv) drycleaners.
     The unaudited financial statements as of and for the quarter ended March 31, 2004 represent the consolidated financial position and results of operations of Alliance Laundry Holdings LLC, including its wholly-owned direct and indirect subsidiaries, Alliance Laundry Systems LLC and Alliance Laundry Corporation.
     This report should be read in conjunction with the audited financial statements presented in our Annual Report on Form 10-K (file no. 333-56857-02) filed with the Securities and Exchange Commission, effective March 8, 2004, which includes our audited financial statements as of and for the years ended December 31, 2003 and 2002.

     RESULTS OF OPERATIONS

     The following table provides our historical net revenues for the periods indicated:


                                                   Quarter Ended
                                             -------------------------
                                              March 31,    March 31,
                                                 2004        2003
                                             -------------------------
                                               (Dollars in millions)
 Net revenues:
   Commercial laundry                              $56.3        $51.3
   Service parts                                    10.0          9.8
                                             ------------ ------------
                                                   $66.3        $61.1
                                             ============ ============

The following table provides certain condensed historical financial data expressed as a percentage of net revenues for each of the periods indicated:

                                                   Quarter Ended
                                             -------------------------
                                              March 31,    March 31,
                                                 2004        2003
                                             -------------------------

 Net revenues                                      100.0%       100.0%
 Cost of sales                                      68.7%        72.0%
 Gross profit                                       31.3%        28.0%
 Selling, general and administrative expense        13.0%        13.4%
 Offering related expenses                           1.1%           -
 Operating income                                   17.2%        14.5%
   Net income                                        6.4%         1.9%


     Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003

     Net revenues. Net revenues for the quarter ended March 31, 2004 increased $5.2 million, or 8.5%, to $66.3 million from $61.1 million for the quarter ended March 31, 2003. This increase was primarily attributable to higher commercial laundry revenue of $5.0 million and service parts revenue of $0.2 million. The increase in commercial laundry revenue was due primarily to higher international revenue of $2.7 million, higher North American equipment revenue of $1.3 million and higher earnings from our off-balance sheet equipment financing program of $1.0 million. Revenue for North America was higher for on-premise laundries and lower for coin-operated laundry customers. Revenue for international customers was higher in Asia and Europe.
     Gross profit. Gross profit for the quarter ended March 31, 2004 increased $3.7 million, or 21.5%, to $20.8 million from $17.1 million for the quarter ended March 31, 2003. This increase was primarily attributable to the higher earnings from our off-balance sheet equipment financing program of $1.0 million, lower depreciation expense of $0.2 million, margins associated with the higher sales volume, and a price increase, which were partially offset by nickel and chrome surcharges of $0.7 million related to stainless steel purchases and unfavorable exchange rates related to foreign purchases. Gross profit as a percentage of net revenues increased to 31.3% for the quarter ended March 31, 2004 from 28.0% for the quarter ended March 31, 2003.
     Selling, general and administrative expense. Selling, general and administrative expenses for the quarter ended March 31, 2004 increased $0.4 million, or 4.9%, to $8.6 million from $8.2 million for the quarter ended March 31, 2003. The increase in selling, general and administrative expenses was primarily due to higher sales and marketing expenses of $0.4 million. Selling, general and administrative expenses as a percentage of net revenues decreased to 13.0% for the quarter ended March 31, 2004 as compared to 13.4% for the quarter ended March 31, 2003.
     Offering related expense. Offering related expense for the quarter ended March 31, 2004 was $0.7 million, with no similar expense in 2003. Offering related expense as a percentage of net revenues was 1.1% for the quarter ended March 31, 2004.
     Operating income. As a result of the foregoing, operating income for the quarter ended March 31, 2004 increased $2.5 million, or 28.7%, to $11.4 million from $8.9 million for the quarter ended March 31, 2003. Operating income as a percentage of net revenues increased to 17.2% for the quarter ended March 31, 2004 from 14.5% for the quarter ended March 31, 2003.
     Interest expense. Interest expense for the quarter ended March 31, 2004 decreased $0.6 million, or 7.5%, to $7.1 million from $7.7 million for the quarter ended March 31, 2003. Lower cash interest expense resulting from a reduction in total debt outstanding was partially offset by higher cash interest expense related to the Junior Subordinated Note. Interest expense in 2004 includes an unfavorable non-cash adjustment of $0.4 million to reflect changes in the fair values of an interest rate swap agreement. Interest expense in 2003 includes an unfavorable non-cash adjustment of $0.7 million to reflect changes in the fair values of a similar interest rate swap agreement.
     Net income. As a result of the foregoing, net income for the quarter ended March 31, 2004 increased $3.0 million to net income of $4.2 million as compared to a net income of $1.2 million for the quarter ended March 31, 2003. Net income as a percentage of net revenues increased to 6.4% for the quarter ended March 31, 2004 from 1.9% for the quarter ended March 31, 2003.

    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, 920-748-1634